EXECUTION VERSION

COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2019 (the “Closing Date”), by and between ENCOMPASS MORE GROUP, INC., a Nevada corporation (“Borrower”), and GROW CAPITAL, INC., a Nevada corporation (“Lender”).

Recitals

WHEREAS, Lender desires to loan to Borrower the sum of $100,000 to Borrower in exchange for a promissory note under the terms of this Agreement.

WHEREAS, Borrower desires to accept the loan in exchange for a promissory note under the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties hereto agree as follows:

Section 1.  AMOUNT AND TERMS OF THE LOAN.

1.1The Loan.  At the Closing (as such term is hereinafter defined), Lender shall lend to Borrower the sum of One Hundred Thousand and No/100 Dollars ($100,000.00), against the issuance and delivery by Borrower of a promissory note for such amount, in the form attached hereto as Exhibit A (the “Note”).

1.2Use of Proceeds.  Borrower shall use the proceeds of the Loan for working capital and general corporate purposes.

Section 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Borrower represents and warrants to Lender as of the Closing as follows:

2.1Organization, Good Standing and Qualification.  Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada and is duly qualified to do business in each jurisdiction in which Borrower is required to be registered in order to conduct its business, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, and (c) is in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, reasonably be expected to have a Material Adverse Effect.

2.2Due Authorization.  All corporate action on the part of Borrower, its officers, managers, and members necessary for the authorization, execution, delivery, and performance of all obligations of Borrower under this Agreement and the Note (together, the “Loan Documents”) has been taken as of Closing, and the Loan Documents constitute valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

EXECUTION VERSION

2.3Compliance with Other Instruments.  The authorization, execution and delivery of this Agreement, and the issuance and delivery of the Note, will not constitute or result in a default or violation of any law or regulation applicable to Borrower or any term or provision of Borrower’s articles of incorporation, or bylaws or any agreement or instrument by which it is bound or to which its properties or assets are subject.

2.4Governmental Consents.  No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of Borrower in order to enable Borrower to execute, deliver, and perform its obligations under the Loan Documents except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

2.5Litigation.  Borrower is not party to, and there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Borrower’s knowledge, currently threatened against Borrower or any manager, officer, or employee of Borrower.  Neither Borrower nor, to Borrower’s knowledge, any of its managers, officers, or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, managers, or employees, such as would affect Borrower).

2.6Compliance with Laws.  Borrower is not in violation or in default with respect to (a) any material provision of any applicable statute, rule, regulation, order, writ, decree, judgment or restriction of any domestic or foreign government or any instrumentality or agency thereof or (b) any material agreement, instrument or contract to which Borrower is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

Section 3.  REPRESENTATIONS AND WARRANTIES OF LENDER.  Lender represents and warrants to Borrower as of the Closing as follows:

3.1Organization, and Good Standing.  Lender is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada.

3.2Authorization.  Lender has full power and authority to execute and deliver the Loan Documents and each of the Loan Documents constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

Section 4.  Affirmative Covenants.  So long as any amount is unpaid under the Note, Borrower will:

4.1keep proper books of account in manner satisfactory to Lender;

4.2permit, at Borrower’s expense, inspections and audits by Lender or by Lender’s agents of all books, records and papers in the custody or control of Borrower or of others relating

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to any security for the obligations hereunder or Borrower’s financial or business condition, including the making of copies thereof and abstracts therefrom and inspection and appraisal of any of Borrower’s assets;

4.3furnish Lender with such financial information or other information pertaining to the operation of Borrower as Lender may from time to time request to demonstrate the continued compliance with any financial covenant in this Agreement.

4.4promptly pay all taxes, assessments and other governmental charges due from Borrower;

4.5promptly inform Lender of the commencement of any material action, suit, proceeding or investigation against Borrower, or the making of any counterclaim against Borrower in any action, suit or proceeding and of all liens against any of Borrower’s property, and of the occurrence of any default hereunder;

4.6pay all indebtedness to Lender when due;

4.7fully and punctually perform all of the terms and conditions of the Loan Documents; and

4.8maintain all licenses and permits necessary for the operation of Borrower’s business.

Section 5.  Negative Covenants.  So long as any amount is unpaid hereunder, Borrower will not, without Lender’s prior written consent:

5.1create, incur, assume or suffer to exist any additional indebtedness except from the Lender;

5.2create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance (collectively, “Liens”) upon any of Borrower’s property or assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 15 days or that are being contested in good faith by appropriate proceedings;

5.3sell, convey, lease or transfer any of Borrower’s assets other than in the ordinary course of business, or merge or consolidate with or into any other company or corporation, but in no event shall Borrower sell, convey, lease or transfer of Borrower’s assets with an aggregate value in excess of $10,000;

5.4become a guarantor, surety or otherwise become liable for the debts or other obligations of any person, firm or corporation, except as an endorser of instruments for the payment of money deposited to Borrower’s bank account for collection in the ordinary course of business;

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5.5make any investments in or loans or advances to any other person, firm or corporation (including, without limitation, loans or advances to Borrower’s officers, partners or employees) except direct obligations of the United States of America;

5.6change the business plan of Borrower or the form in which Borrower conducts its business or the location or fiscal year of such business or the nature of the business as conducted by Borrower on the date of this Agreement or fail to maintain Borrower’s business operation as a going concern; or

5.7sell, transfer, assign, or dispose of any of the capital stock or any membership, partnership, or beneficial interest of Borrower.

Section 6.  CLOSING.

6.1Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Closing Date.  At the Closing, the parties shall execute and deliver the Loan Documents and Lender shall disburse the Loan proceeds in full to Borrower.

Section 7.  GENERAL PROVISIONS.

7.1Survival of Representations and Warranties.  The representations, warranties, and covenants of Borrower and Lender contained in or made pursuant to this Agreement shall survive for one(1) year following the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Lender or Borrower, or their respective counsel, as the case may be.

7.2Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement (including transferees of any Securities).

7.3Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)Governing Law.  This Note shall be governed by and construed under the laws of the State of Nevada, without giving effect to its conflicts of law principles.

(b)Submission to Jurisdiction.  Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  Nothing in

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this Section 7.4(b) shall affect the right of Lender to (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

(c)WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5Specific Performance.  The parties agree that, in the event of any breach or threatened breach by any party of any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party, (a) such other party shall be entitled (in addition to any other remedy that may be available to it) to seek an order granting (i) specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, (ii) an injunction (whether preliminary, temporary or permanent), and other emergency or interim relief, to restrain such breach or threatened breach and to preserve the status quo, and (b) such other party shall not be required to provide any bond or other security in connection with any such relief.

7.6Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts may be executed and/or delivered via DocuSign or other electronic signature solution, facsimile, electronic mail (including pdf), or other transmission method (or any combination thereof) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.7Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to Sections, unless otherwise provided, refer to Sections of this Agreement.

7.8Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other parties hereto):

if to Lender:

2485 Village View Drive, Suite 180,

Henderson, NV 89074

Telephone No.: (702) 830-7919

Attention: Jonathan Bonnette

E-Mail: jbonnette@growcapitalinc.com

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with a copy to (which shall not constitute notice):

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention:Mark Coffin

E-Mail: mcoffin@seyfarth.com

if to Borrower:

Encompass More Group, Inc.

2485 Village View Drive, Suite 190

Henderson, NV 89074

Telephone No.: 888-336-9559

Attention: Brock McKinley

E-mail: brockmckinley@outlook.com

with a copy to (which shall not constitute notice):

Ideal Business Partners

552 E. Charleston Blvd.

Las Vegas, NV 89104

Telephone No.: 702-852-6601

Facsimile No.: 702-947-4955

Attention: Glenn H. Truitt

E-mail: glenn@idealbusinesspartners.com

7.9No Finder’s Fees.  Each party represents that it neither is nor shall be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Lender agrees to indemnify and to hold harmless Borrower from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, employees, or representatives is responsible. Borrower agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which Borrower or any of its managers, officers, employees or representatives is responsible.

7.10Fees and Expenses. Borrower and Lender shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.11Attorneys’ Fees.  In case of an Event of Default, or any action at law or suit in equity to enforce the Loan Documents or the rights of Lender under the Loan Documents, Lender shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

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7.12Indemnification.  Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim brought or threatened against Lender by Borrower or any third party (as well as attorneys’ fees and expenses in connection therewith) on account of Lender’s relationship with Borrower (each of which may be defended, compromised, settled, or pursued by Lender with counsel of Lender’s selection, but at Borrower’s expense).  This indemnification shall survive payment of Borrower’s obligations to Lender and/or any termination, release, or discharge executed by Lender in Borrower’s favor.

7.13Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Borrower and Lender.  Any amendment or waiver effected in accordance with this Section 7.13 shall be binding upon Lender and Borrower.

7.14Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.15Entire Agreement.  This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

7.16Further Assurances.  From and after the date of this Agreement, upon the request of Lender or Borrower, Borrower and Lender shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWER:

ENCOMPASS MORE GROUP, INC.

By: /s/ Brock McKinley

Name: Brock McKinley

Title: President

LENDER:

GROW CAPITAL, INC.

By:  /s/ Jonathan Bonnette
Name: Jonathan Bonnette

Title:  CEO and President

[Signature Page to Commercial Loan Agreement]

EXECUTION VERSION

EXHIBIT A
FORM OF PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ENCOMPASS MORE GROUP, INC., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of GROW CAPITAL, INC., a Nevada corporation, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the principal amount of $100,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note”), dated July     , 2019 (the “Effective Date”) and the Commercial Loan Agreement (the “Agreement”), dated as of the date hereof, by and between Borrower and the Noteholder.

1.Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to 5%.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Las Vegas, Nevada are authorized or required by law to close.

“Default” means any of the events specified in Section 8 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 8, would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus 2%.

“Event of Default” has the meaning set forth in Section 8.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supranational bodies, such as the European Union or the European Central Bank).

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

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“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (e) the Borrower’s ability to perform any of its material obligations hereunder.

“Maturity Date” means the earlier of (a) the twelve month anniversary of the Effective Date; and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

2.Payment Dates; Optional Prepayments.

2.1Monthly Installment Payments.  Borrower shall make monthly installment payments of $2,000 (each, a “Monthly Payment”), payable on the 1st day of the month immediately following the date hereof and each month thereafter.

2.2Final Payment. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 9.

2.3Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.Interest.

3.1Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

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3.2Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

3.3Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

3.4Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4.Payment Mechanics.

4.1Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM Nevada time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

4.3Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1Existence; Compliance with Laws. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada and is duly qualified to do business in each jurisdiction in which the Borrower is required to be registered in order to conduct its business, and has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, and (b) in compliance with all Laws and Orders except to the

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extent that the failure to comply therewith would not, reasonably be expected to have a Material Adverse Effect.

5.2Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.3Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

5.4No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

5.5No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

5.6Enforceability. The Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.7No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

6.Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

6.1Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.2Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; (c)

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all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.3Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and appropriate reserves with respect thereto have been provided on its books.

6.4Notice of Events of Default. As soon as possible and in any event within two Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

6.5Further Assurances. Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

7.Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

7.1Indebtedness. Incur, create, or assume any additional indebtedness.

7.2Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 15 days or that are being contested in good faith by appropriate proceedings.

7.3Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

8.Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 5 days.

8.2Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 6 or (b) any other  covenant,

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obligation, condition, or agreement contained in this Note, other than those specified in clause (a), and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) any officer of the Borrower becomes aware of such failure or (y) written notice thereof shall have been given to the Borrower from Noteholder.

8.4Cross-Defaults. The Borrower fails to pay when due any of its indebtedness (other than indebtedness arising under this Note), or any interest or premium thereon, when due (whether by scheduled maturity, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

8.5Bankruptcy.

(a)the Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)there is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 8.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 30 days;

(c)there is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof;

(d)the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.5(a), Section 8.5(b), or Section 8.5(c) above; or

(e)the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

8.6Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

9.Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all

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accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 8.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

10.Miscellaneous.

10.1Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Note shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other parties hereto):

If to the Borrower:

Encompass More Group, Inc.

2485 Village View Drive, Suite 190

Henderson, NV 89074

Telephone No.: 888-336-9559

Attention: Brock McKinley

E-mail: brockmckinley@outlook.com

with a copy to (which shall not constitute notice):

Ideal Business Partners

552 E. Charleston Blvd.

Las Vegas, NV 89104

Telephone No.: 702-852-6601

Facsimile No.: 702-947-4955

Attention: Glenn H. Truitt

E-mail: glenn@idealbusinesspartners.com

If to the Noteholder:

Grow Capital, Inc.

2485 Village View Drive, Suite 180

Henderson, NV 89074

Telephone No.: (702) 830-7919

Attention: Jonathan Bonnette

E-Mail: jbonnette@growcapitalinc.com

with a copy to (which shall not constitute notice):

Seyfarth Shaw LLP

700 Milam Street, Suite 1400

Houston, Texas 77002

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Telephone No.: (713) 238-1887

Facsimile No.: (713) 225-2340

Attention:Mark Coffin

E-Mail:mcoffin@seyfarth.com

10.2Expenses. All fees and expenses incurred in connection with the Note shall be paid by the Party incurring such expenses, other than as set forth in Section 10.3.

10.3Attorneys’ Fees. In case of an Event of Default, or any action at law or suit in equity to enforce this Note or the rights of the Noteholder under this Note, the Noteholder shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.4Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of Nevada.

10.5Submission to Jurisdiction.

(a)The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)Nothing in this Section 10.5 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

10.6Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.5 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.7Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

10.8Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which

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shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.9Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.10Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

10.11USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Noteholder.

10.12Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.13Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

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10.14Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

10.15No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

10.16Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law.

10.17Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note  or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date.

ENCOMPASS MORE GROUP, INC.
By__________________________________ Name: Brock McKinley Title: President

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